EXHIBIT 10.92
                             NMHCRX MAIL ORDER, Inc.
                   Lease Expansion and Modification Agreement

     WHEREAS NMHCRX MAIL ORDER, Inc., a division of National Medical Health Card Systems, Inc., as "Lessee", entered into a Lease Agreement dated November 18, 2002 (the "Lease") to lease certain real property located at 9994 Premier Parkway, Miramar, Florida (the "Premises") from Sunbeam Development Corporation, as "Lessor"; and

     WHEREAS Lessor and Lessee now wish to expand the Premises effective on the execution date of this Agreement by adding 11,250 square feet of contiguous space located at 9984 Premier Parkway, Miramar, Florida, more fully described on Exhibit "1" attached hereto (the "Expansion Space"); and

     WHEREAS Lessor and Lessee wish to modify the Rent schedule for the combined spaces, and make various other modifications and adjustments to the Lease.

     NOW, THEREFORE, for and in consideration of One Dollar ($1.00) and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, and of the promises and undertakings hereinafter set forth, the parties agree to make the following Lease modifications:

     1. Effective on the execution date of this Agreement, in the Witnesseth Paragraph on page 1 of the Lease, increase the size of the Premises from 12,853 square feet to 24,103 square feet. Adjust the rents due under the Lease per the following revised rent schedule. Rents scheduled in the Lease for months that are not listed below shall remain unchanged.

      $6,640.72 per month plus State Sales Tax from August 1, 2003 thru December 31, 2003;
      $6,906.35 per month plus State Sales Tax from January 1, 2004 thru February 29, 2004;
      $11,828.22 per month plus State Sales Tax from March 1, 2004 thru December 31, 2004;
      $12,301.35 per month plus State Sales Tax from January 1, 2005 thru December 31, 2005;
      $12,793.40 per month plus State Sales Tax from January 1, 2006 thru December 31, 2006;
      $13,305.14 per month plus State Sales Tax from January 1, 2007 thru December 31, 2007.


     2. Effective March 1, 2004, increase Lessee's Proportionate Share (pursuant to line 8 of Lease Paragraph 27) to "20.0381%"

     3. Effective March 1, 2004, increase Lessee's estimated monthly payments toward Lessee's Proportionate Share of Expenses (pursuant to line 1 of Lease Paragraph 28) to "$4,017.17".

     4. Effective March 1, 2004, replace "twenty-four (24) parking spaces" in line 1 of Lease Paragraph 32 with "forty-five (45) parking spaces".

     5. Lessee represents and warrants that it has not worked with any broker with regard to this Lease Expansion Agreement. Lessor and Lessee agree to indemnify and hold each other harmless from any and all liability for the payment of any commissions, fees or other sums related to this Lease Expansion Agreement.

     6. Lessee hereby accepts the Expansion Space in "as-is" condition, excepting that all items currently being stored there shall be removed by July 24, 2003. No provisions for hazardous materials are included. Lessor represents that the Expansion Space is currently served by a 250 amp, 480/277 volt panel (fused to 200 amps). There is an additional 200 amps of 480/277 volt power available in the meter room (presuming diversity) for Lessee's use. In the event Lessee does not use this additional power by March 1, 2004, Lessee acknowledges that another lessee of the Building may use this power and it may no longer be available for Lessee's use in the future. Lessee acknowledges that the Expansion Space is not tenantable unless Lessee provides access to the bathrooms currently in the Premises. All costs associated with providing such access shall be paid for by Lessee.

     7. Replace Paragraph 36 with the following:


     " Lessee's Improvements. (a) Lessor and Lessee agrees to work together in good faith to complete plans and specifications (the "Plans and Specifications") at Lessee's sole cost and expense for the improvements Lessee shall be making to the Expansion Space ( the "Expansion Space Improvements"). The Expansion Space Improvements shall include a minimum of 1,000 square feet of improved space with bathroom(s) and the balance conditioned warehouse. The Plans and Specifications shall include but not be limited to fire sprinkler shop drawings, a finish schedule, a floor plan, air-conditioning shop drawings including roof-top locations and equipment heights with associated structural drawings, and electrical and plumbing layout. Based on this information and other information Lessor may reasonably request of Lessee, Lessee shall develop permit-ready drawings with which Lessee shall be able to pull a building permit (the fee for such permit and associated water and sewer impact fees to be paid for by Lessee). The Plans and Specifications shall be mutually agreed to in writing prior to the commencement of construction and shall become Exhibit "2" to this Lease.


     (b)  Lessor  agrees  to  pay  Lessee  $60,000.00   ("Lessee's   Improvement
Reimbursement") upon Lessee satisfying all of the following:

     i. Lessee's completion of and full payment for the Expansion Space Improvements in substantial compliance with the mutually agreed to Plans and Specifications; ii. Lessor's receipt of final releases-of-lien from all of Lessee's contractor's and subcontractors; iii. Lessor's receipt of an affidavit of payment from the general contractor; iv. Issuance of a certificate of occupancy for the Expansion Space from the City of Miramar. (The fee for which shall be paid for by Lessee). v. Lessor's receipt of a copy of one-year warranty for all components of the Expansion Space Improvements from Lessee's general contractor and all associated subcontractors plus a 5-year manufacturer's warranty on any air conditioning compressors installed as part of the Expansion Space Improvements.

     (c) Lessee shall not be permitted to commence construction of the Expansion Space Improvements until the Plans and Specifications are mutually agreed to by Lessee and Lessor in writing and Lessee has received a building permit for such work from the City of Miramar.

     8. No security deposit shall continue to be held under this Lease.

     All other terms and conditions of the Lease shall remain unchanged.


       IN WITNESS WHEREOF, said parties have hereunto set their hands and seals, this 31st day of July, 2003.


                                    Lessor:  Sunbeam Development Corporation



                                    By:  ------------------------------------
                                          Andrew L. Ansin, Vice President
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Witness Sign Name
                                               7/31/2003
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--------------------------                Date
Witness Print Name


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Witness Sign Name


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Witness Print Name


                             Lessee: National Medical Health Card Systems, Inc.



---------------------           by:
 Witness Sign Name                -----------------------------------
                                   Print Name
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                                   Title

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Witness Sign Name                  Date


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Witness Print Name
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                                   Exhibit "1"

     Parcel Plan, Site Plan and Floor Plan of Expansion Space to be attached

                                   Exhibit "2"

                     Plans and Specifications to be attached